UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2011
EQUITY ONE, INC.

(Exact name of registrant as specified in its charter)
Maryland

(State or other jurisdiction of incorporation)

001-13499	52-1794271

(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive
North Miami Beach, Florida	33179

(Address of principal executive offices)	(Zip Code)
(305) 947-1664

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
     On May 18, 2011, Equity One, Inc., a Maryland corporation (the “Company”), entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) with MGN (USA), Inc. (the “Purchaser”), an entity affiliated with the Company’s largest stockholder, Gazit-Globe, Ltd., and which may be deemed to be controlled by Chaim Katzman, the chairman of the Company’s board of directors, to purchase an aggregate of 1,000,000 shares (the “Concurrent Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at a price per share of $19.42, the price per share established by the underwriter in the public offering of the Company’s Common Stock described below, for an aggregate offering price of approximately $19.4 million. There were no underwriting discounts or commissions on the Concurrent Shares. The closing of the transaction (the “Concurrent Sale”) was conditioned upon the substantially simultaneous consummation of the public offering described below. The Concurrent Shares were sold in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
     Concurrently with the execution of the Common Stock Purchase Agreement, the Company and the Purchaser entered into a registration rights agreement (the “Registration Rights Agreement”). The Registration Rights Agreement provides that at any time beginning six months after the consummation of the Concurrent Sale, and subject to certain limitations, the Purchaser can request that the Company file up to two registration statements registering all or a portion of their registrable shares. The Registration Rights Agreement also provides customary “piggyback” registration rights pursuant to which the Purchaser may include its shares in certain registration statements filed by the Company. The Company is required to pay all fees and expenses, other than underwriting discounts and commissions, relating to the registration of the Purchaser’s shares pursuant to the Registration Rights Agreement.
     On May 18, 2011, the Company entered into an underwriting agreement with Barclays Capital Inc. (the “Underwriting Agreement”) with respect to the issue and sale of 5,000,000 shares of the Company’s Common Stock (the “Public Offering”). The Company also granted the underwriter an option to purchase up to 750,000 additional shares of Common Stock. The shares of Common Stock were registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-166800), filed with the Securities and Exchange Commission on May 13, 2010, and were offered to the public at a price of $19.42 per share.
     Both the Public Offering and the Concurrent Sale were consummated on May 24, 2011.
     The foregoing description of the Common Stock Purchase Agreement, the Registration Rights Agreement and the Underwriting Agreement is only a summary and is qualified in its entirety by reference to the full text of the Common Stock Purchase Agreement, the Registration Rights Agreement and the Underwriting Agreement, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 1.1, respectively, to this Current Report on Form 8-K, and each of which is incorporated by reference in this Item 1.01 and Item 3.02.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

1.1	Underwriting Agreement, dated as of May 18, 2011, between Equity One, Inc. and Barclays Capital Inc.

5.1	Opinion of Venable LLP.

10.1	Common Stock Purchase Agreement, dated as of May 18, 2011, between Equity One, Inc. and MGN (USA), Inc.

10.2	Registration Rights Agreement, dated as of May 18, 2011, by and among Equity One, Inc. and MGN (USA), Inc.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.
Date: May 24, 2011	By:	/s/ Arthur L. Gallagher
Arthur L. Gallagher
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated as of May 18, 2011, between Equity One, Inc. and Barclays Capital Inc.

5.1	Opinion of Venable LLP.

10.1	Common Stock Purchase Agreement, dated as of May 18, 2011, between Equity One, Inc. and MGN (USA), Inc.

10.2	Registration Rights Agreement, dated as of May 18, 2011, by and among Equity One, Inc. and MGN (USA), Inc.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).